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                                                                      Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      We consent to the incorporation by reference in the registration statement of Fountain Oil Incorporated on Form S-8, as amended in Post-Effective Amendment No. 1 (File No. 33-82944) and registration statement on Form S-8 (File No. 333-02651) of our report which includes a paragraph regarding the Company's ability to continue as a going concern, dated November 22, 1996, on our audits of the consolidated financial statements of Fountain Oil Incorporated as of August 31, 1996, and for the years ended August 31, 1996, and 1995 which report is included in this Annual Report on Form 10-KSB.



                                              /s/ Coopers & Lybrand L.L.P.
                                              ----------------------------
                                              COOPERS & LYBRAND L.L.P.


Houston, Texas
November 27, 1996